EXHIBIT 32

In connection with the quarterly report of Advanced Cannabis Solutions, Inc., (the “Company”) on Form 10-Q/ A for the quarter ended March 31, 2014 as filed with the Securities Exchange Commission on the date hereof (the “Report”), Robert Frichtel, the Principal Executive Officer, and Christopher Taylor, the Principal Financial Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

May 16 , 2014                                                                                /s/ Robert Frichtel
Robert Frichtel, Chief Executive Officer

/s/ Christopher Taylor
Christopher Taylor, Principal Financial Officer